SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report
March 2, 2007
(Date of earliest event reported)
Torch Energy Royalty Trust
(Exact name of registrant as specified in its charter)

Delaware	1-1247	74-6411424
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
(Address of principal executive offices, including zip code)
302/636-6016
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Exhibit Index
Press Release
Explanatory Note:
     Torch Energy Royalty Trust (“Torch”) files this amended report solely to correct one typographical error in the Table of Contents of a report on Form 8-K filed with the Commission on March 5, 2007. In the interest of clarity, this amended report amends and restates in its entirety that previously filed report. The financial printer engaged by Torch inadvertently included an incorrect Table of Contents in the original filing. The Table of Contents in the original report incorrectly referenced Item 2.02. Results of Operations and Financial Condition. The Table of Contents should have referenced Item 7.01. Regulation FD Disclosure as was correctly set forth in the main part of the current report.
Item 7.01.  Regulation FD Disclosure
On March 2, 2007, Torch Energy Royalty Trust reported the value of the pre-tax future net cash flows, discounted at 10%, attributable to the estimated net proved reserves of the net profits interests as of December 31, 2006. A copy of the press release is furnished with this report as exhibit 99.1.
The information in this report is being furnished pursuant to Item 7.01 “Regulation FD Disclosure”, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.
     99.1 Torch Energy Royalty Trust Press Release dated March 2, 2007 (furnished not filed).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCH ENERGY ROYALTY TRUST

	By:	Wilmington Trust Company, not in its individual capacity but solely as Trustee for the Trust

Date: March 7, 2007	By:	/s/ Bruce L. Bisson
Bruce L. Bisson
Vice President

(The Trust has no employees, directors or executive officers.)

Exhibit Index

Exhibit	Description

99.1	Torch Energy Royalty Trust Press Release dated March 2, 2007.